Exhibit 99.1

GM FINANCIAL REPORTS MARCH QUARTER 2014 OPERATING RESULTS

•	Earnings of $145 million

•	Consumer loan and lease originations of $4.2 billion

•	Annualized net credit losses of 1.8% on average consumer finance receivables

•	End of period earning assets of $35.0 billion

FORT WORTH, TEXAS April 24, 2014 – GENERAL MOTORS FINANCIAL COMPANY, INC. (“GM Financial” or the “Company”) announced earnings of $145 million for the quarter ended March 31, 2014, compared to $106 million for the quarter ended March 31, 2013.

Consumer loan originations were $3.4 billion for the quarter ended March 31, 2014, compared to $3.3 billion for the quarter ended December 31, 2013, and $1.4 billion for the quarter ended March 31, 2013. Consumer loan originations in North America for the quarter ended March 31, 2014 were $1.4 billion. The outstanding balance of consumer finance receivables totaled $24.1 billion at March 31, 2014.

Operating lease originations of General Motors Company (“GM”) vehicles were $773 million for the quarter ended March 31, 2014, compared to $650 million for the quarter ended December 31, 2013 and $620 million for the quarter ended March 31, 2013. Leased vehicles, net, totaled $3.7 billion at March 31, 2014.

The outstanding balance of commercial finance receivables was $7.1 billion at March 31, 2014 compared to $6.7 billion at December 31, 2013 and $883 million at March 31, 2013. The outstanding balance of the North America commercial finance receivables at March 31, 2014 was $2.2 billion.

Consumer finance receivables 31-to-60 days delinquent were 3.1% of the portfolio at March 31, 2014, compared to 4.3% at March 31, 2013. Accounts more than 60 days delinquent were 1.4% of the portfolio at March 31, 2014, compared to 1.5% a year ago. Consumer finance receivables 31-to-60 and more than 60 days delinquent for North America were 5.0% and 1.8%, respectively, at March 31, 2014.

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Annualized net credit losses were 1.8% of average consumer finance receivables for the quarter ended March 31, 2014, compared to 2.6% for the quarter ended March 31, 2013. Annualized net credit losses for North America as a percent of average North America consumer finance receivables were 3.1% for the quarter ended March 31, 2014.

The Company had total available liquidity of $3.8 billion at March 31, 2014, consisting of $1.2 billion of unrestricted cash, $1.4 billion of borrowing capacity on unpledged eligible assets, $583 million of borrowing capacity on unsecured lines of credit and $600 million of borrowing capacity on a line of credit from GM.

The Company acquired Ally Financial’s auto finance and financial services operations in Germany, the United Kingdom, Italy, Sweden, Switzerland, Austria, Belgium, the Netherlands, Greece, Spain, Chile, Colombia and Mexico on April 1, 2013 and acquired Ally Financial’s auto finance and financial services operations in France and Portugal on June 1, 2013. The Company also acquired Ally Financial’s auto finance and financial services operations in Brazil on October 1, 2013. The results of operations of the acquired entities are included in the results for the quarter ended March 31, 2014. The information provided below in the Consolidated Statements of Income and the accompanying operational and financial data for the three months ended March 31, 2013 represent only operations in North America

About GM Financial

General Motors Financial Company, Inc. is the captive finance company for and a wholly-owned subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements which are the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or those anticipated by the Company. The most significant of these risks are detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended December 31, 2013. Such risks include – but are not limited to – our ability to close the acquisition of Ally Financial’s equity interest in GMAC-SAIC, our ability to integrate the operations that we have acquired and will acquire into our business successfully, changes in general economic and business conditions, GM’s ability to sell new vehicles that we finance in the markets we serve in North America, Europe and Latin America, interest rate and currency fluctuations, our financial condition and liquidity, as well as future cash flows and earnings, competition, the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements, the availability of sources of financing, the level of net credit losses, delinquencies and prepayments on the loans and leases we originate, the viability of GM-franchised dealers that are commercial loan customers, the prices at which used cars are sold in the wholesale auction markets, and changes in business strategy, including acquisitions and expansion of product lines and credit risk appetite. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.

Consolidated Statements of Income

(Unaudited, Dollars in Millions)

	Three Months Ended March 31,
	2014	2013
Revenue
Finance charge income	$830	$415
Leased vehicle income	200	107
Other income	67	18

	1,097	540

Costs and expenses
Operating expenses	269	108
Leased vehicle expenses	156	80
Provision for loan losses	135	94
Interest expense	315	82
Acquisition and integration expenses	—	6

	875	370

Income before income taxes	222	170
Income tax provision	77	64

Net income	$145	$106

Consolidated Balance Sheets

(Unaudited, Dollars in Millions)

	March 31, 2014	December 31, 2013
Assets
Cash and cash equivalents	$1,162	$1,074
Finance receivables, net	30,546	29,282
Restricted cash	2,101	1,958
Property and equipment, net	133	132
Leased vehicles, net	3,726	3,383
Deferred income taxes	440	359
Goodwill	1,239	1,240
Related party receivables	149	129
Other assets	413	433

Total assets	$39,909	$37,990

Liabilities and Shareholder’s Equity
Liabilities
Secured debt	$23,386	$22,073
Unsecured debt	7,172	6,973
Accounts payable and accrued expenses	933	946
Deferred income	184	168
Deferred income taxes	8	87
Taxes payable	290	287
Related party taxes payables	838	643
Related party payable	468	368
Other liabilities	193	160

Total liabilities	33,472	31,705

Shareholder’s equity	6,437	6,285

Total liabilities and shareholder’s equity	$39,909	$37,990

Operational and Financial Data

(Unaudited, Dollars in Millions)

	Three Months Ended March 31,
	2014			2013
	North America	International	Total	North America
Consumer finance receivables originations	$1,364	$2,048	$3,412	$1,359
GM lease originations	$773	—	$773	$620
GM new vehicle loans and leases as a percent of total loan and lease originations	52.7%	88.0%	70.0%	51.1%

	Three Months Ended March 31,
	2014			2013
	North America	International	Total	North America
Average consumer finance receivables	$11,532	$11,950	$23,482	$11,076
Average commercial finance receivables	2,038	4,674	6,712	704

Average finance receivables	13,570	16,624	30,194	11,780
Average leased vehicles, net	3,530	2	3,532	1,879

Average earning assets	$17,100	$16,626	$33,726	$13,659

	March 31, 2014			December 31, 2013
	North America	International	Total	North America	International	Total
Consumer finance receivables	$11,646	$12,476	$24,122	$11,493	$11,757	$23,250
Commercial finance receivables	2,190	4,918	7,108	1,975	4,725	6,700
Leased vehicles	3,724	2	3,726	3,381	2	3,383

Ending Earning Assets	$17,560	$17,396	$34,956	$16,849	$16,484	$33,333

	March 31, 2014			December 31, 2013
Consumer	North America	International	Total	North America	International	Total
Pre-acquisition consumer finance receivables - outstanding balance	$735	$293	$1,028	$931	$363	$1,294

Pre-acquisition consumer finance receivables - carrying value	$645	$285	$930	$826	$348	$1,174
Post-acquisition consumer finance receivables, net of fees	10,911	12,183	23,094	10,562	11,394	21,956

	11,556	12,468	24,024	11,388	11,742	23,130
Less: allowance for loan losses	(491)	(46)	(537)	(468)	(29)	(497)

Total consumer finance receivables, net	11,065	12,422	23,487	10,920	11,713	22,633

Commercial
Commercial finance receivables, net of fess	2,190	4,918	7,108	1,975	4,725	6,700
Less: allowance for loan losses	(16)	(33)	(49)	(17)	(34)	(51)

Total commercial finance receivables, net	2,174	4,885	7,059	1,958	4,691	6,649

Total finance receivables, net	$13,239	$17,307	$30,546	$12,878	$16,404	$29,282

	March 31, 2014			December 31, 2013
	North America	International	Total	North America	International	Total
Allowance for loan losses as a percentage of post-acquisition consumer finance receivables	4.5%	0.4%	2.3%	4.4%	0.3%	2.3%

Allowance for loan losses as a percentage of commercial finance receivables	0.7%	0.7%	0.7%	0.9%	0.7%	0.8%

	March 31, 2014			March 31, 2013
	North America	International	Total	North America
Loan delinquency as a percent of ending consumer finance receivables:
31 - 60 days	5.0%	1.1%	3.1%	4.3%
Greater than 60 days	1.8	1.0	1.4	1.5

Total	6.8%	2.1%	4.5%	5.8%

The Company analyzes portfolio performance of both the pre-acquisition and post-acquisition consumer finance receivable portfolios on a combined basis. This information allows for the ability to analyze credit loss trends of the combined portfolio and also facilitates comparisons of current and historical results. The following is a reconciliation of charge-offs on the post-acquisition portfolio to credit losses on the combined portfolio:

	Three Months Ended March 31,
	2014			2013
	North America(a)	International	Total	North America
Charge-offs	$192	$32	$224	$132
Adjustments to reflect write-offs of the contractual amounts on the pre-acquisition portfolio	24	3	27	53

Total credit losses	$216	$35	$251	$185

(a)	Total credit losses on the portfolio in the North America Segment is comprised of repossession credit losses and mandatory credit losses.

The following table presents credit loss data (which includes charge-offs on the post-acquisition portfolio and write-offs of contractual amounts on the pre-acquisition portfolio) with respect to our consumer finance receivables portfolio:

	Three Months Ended March 31,
	2014			2013
	North America	International(a)	Total	North America
Repossession and mandatory credit losses	$216	$35	$251	$185
Less: recoveries	(128)	(17)	(145)	(114)

Net credit losses	$88	$18	$106	$71

Net annualized credit losses as a percentage of average consumer finance receivables(b):	3.1%	0.6%	1.8%	2.6%
Recoveries as a percentage of gross repossession credit losses:	59.1%	—	—	60.5%

(a)	Repossession credit losses for International Segment includes the write-down of receivables to net realizable value, net of any recovery payments received.
(b)	Average consumer finance receivables are defined as the average daily receivable balance excluding the carrying value adjustment.

	Three Months Ended March 31,
	2014			2013
	North America	International	Total	North America
Annualized operating expenses as a percent of average earning assets(a)	2.8%	3.7%	3.2%	3.2%

(a)	Excluding lease and acquisition and integration expenses.

Investor Relations contacts:

Susan Sheffield

(817) 302-7355

Stephen Jones

(817) 302-7119